Exhibit 23.1

Deloitte.

Deloitte & Touche LLP
Suite 3300
1100 Walnut Street
Kansas City, MO 64106-2129
USA

Tel: +1 816 474 6180
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of:

•                                        our reports dated September 28, 2009, relating to the consolidated financial statements and financial statement schedules of Ferrellgas Partners, L.P. and subsidiaries and Ferrellgas, L.P. and subsidiaries, and the effectiveness of Ferrellgas Partners, L.P. and subsidiaries and Ferrellgas, L.P. and subsidiaries’ internal control over financial reporting and the financial statements of Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp. appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the year ended July 31, 2009, as amended by Amendment No. 1 filed on November 6, 2009; and

•                                        our report dated November 6, 2009, relating to the consolidated financial statements of Ferrellgas, Inc. and subsidiaries appearing in the Current Report on Form 8-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. filed on December 10, 2009.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

April 21, 2010

Member of
Deloitte Touche Tohmatsu